Exhibit 32

Section 1350 Certification

In connection with the report of China Logistics Group, Inc. (the “Company”) on Form 10-Q/A for the period ended March 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Wei Chen, Chairman, Chief Executive Officer of the Company, and Yuan Huang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 11, 2010	/s/ Wei Chen
Wei Chen, Chairman, Chief Executive Officer (Principal Executive Officer)

Date: February 11, 2010	/s/ Yuan Huang
Yuan Huang, Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.